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                                                           EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-17495 of AmeriTrade Holding Corporation of our report dated November 1, 1996, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Omaha, Nebraska
February 7, 1997